Exhibit 10.5

                            STOCK PURCHASE AGREEMENT
                            ------------------------


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of June 20, 2005 by and between Refac, a Delaware corporation (the "Company"), and Cole Limited, Inc., a corporation formed under the laws of Florida (the "Purchaser").

         WHEREAS, Purchaser desires to purchase 50,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") at an aggregate price of $246,000 in immediately available funds (the "Purchase Price") or $4.92 per share in accordance with the terms and provisions of this
Agreement:

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

         Section 1. Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section
2.1 hereof), Purchaser shall purchase from the Company, and the Company shall issue and sell to Purchaser, the Shares for an aggregate price equal to the Purchase Price.

         Section 2. The Closing.

                 2.1. The Closing. The issuance, sale and purchase of the Shares upon the terms and conditions hereof shall take place at a closing (the "Closing") to be held at the offices of the Company, One Bridge Plaza, Suite 550, Fort Lee, New Jersey 07024, at 10:00 a.m. New York City time, on July 18, 2005 or such later date, time and place as may be mutually agreed upon by the Company and Purchaser. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

                 2.2. At the Closing:

                 (a) Purchaser shall deliver to the Company immediately available funds in the full amount of the Purchase Price, in accordance with the following wire transfer instructions:

                               Refac
                               ABA routing number - 031201467
                               Account Number: 2000008780443
                               Wachovia Bank, NA
                               Charlotte, North Carolina

                 (b) The Company shall deliver to Purchaser one or more certificates representing the Shares, bearing a legend in accordance with
Section 6 hereof.

                 2.3. Conditions to Closing.

                 (a) The Company's obligation to complete the purchase and sale of the Shares is subject to the satisfaction, at or before the Closing of each of the following conditions, provided that these conditions are for the sole benefit of the Company and may be waived in writing by the Company at any time in its sole discretion:

             (i) receipt by the Company of immediately available funds in the full amount of the Purchase Price from Purchaser, in accordance with the wire transfer instructions set forth in Section 2.2(a) above;

(ii) the approval for listing the Shares, upon notice of issuance, by the American Stock Exchange; and

(iii) the accuracy in all material respects of the representations and warranties made by each Purchaser in Section 4 below as of the date hereof and the Closing Date and the fulfillment in all material respects of those undertakings of Purchaser to be fulfilled on or prior to the Closing Date.

                 (b) Purchaser's obligation to complete the purchase and sale of the Shares is subject to the satisfaction, at or before the Closing of each of the following conditions, provided that such conditions are for its sole benefit and may be waived in writing by Purchaser at any time in Purchaser's sole discretion:

                     (i) the Company's delivery to Purchaser of one or more certificates representing the Shares being purchased by Purchaser;

                     (ii) the accuracy in all material respects of the representations and warranties made by the Company in Section 3 below as of the date hereof and the fulfillment in all material respects of those undertakings of the Company in this Agreement to be fulfilled on or prior to the Closing Date;

                     (iii) no statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of the transaction contemplated by this Agreement; and

         Section 3. Representations and Warranties of the Company.

         The Company hereby represents and warrants to Purchaser as of the Closing Date as follows:

                 3.1. Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below). All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable. The Company has no subsidiaries or other equity interest (other than the marketable securities disclosed in the "SEC Documents", as hereinafter defined) in any corporation, partnership, joint venture, limited liability company or other Person (as defined below).

                 (a) For the purposes of this Agreement:

                     (i) "Affiliate" shall mean OptiCare Health Systems, Inc., U.S. Vision, Inc, Palisade Capital Management, L.L.C. and Palisade Concentrated Equity Partnership, L.P.

                     (ii) "Person" shall mean an individual, corporation, limited liability company, joint venture, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity that may be treated as a person under applicable law.

                     (iii) "Material Adverse Effect" shall mean any material adverse effect, or any development that could reasonably be expected to result in a material adverse effect, on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of a Person and its subsidiaries (if any), taken as a whole, or on the transaction contemplated hereby or on the authority or ability of such Person to timely perform its obligations under this Agreement.

                     (iv) "SEC Documents" is defined in Section 3.6 hereof.

                 3.2. Authorization, Enforcement and Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof. The execution and delivery by the Company of this Agreement and the consummation by it of the transaction contemplated hereby have been duly authorized by the Company's Board of Directors and no further consent or authorization is required of the Company's Board of Directors. No authorization or consent by the stockholders of the Company is required for execution and delivery by the Company of this Agreement and the consummation by it of the transaction contemplated hereby. Upon execution and delivery, this Agreement, shall constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights.

                 3.3. Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.001 per share. As of March 31, 2005, (i) 6,993,393 shares of Common Stock are issued and outstanding, (ii) 22,656 shares of Common Stock are held by the Company in its treasury, (iii) 406,500 shares of Common Stock are subject to outstanding stock options, (iv) 155,000 shares are reserved for additional stock options that the Company is authorized to issue under its 2003 Stock Incentive Plan and (v) no shares of preferred stock are issued or outstanding. Except as set forth above, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of the Common Stock are duly authorized, validly issued, fully paid and non-assessable and, except for a put option described in the Company's SEC Documents, and are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, the Company's certificate of incorporation, by-laws or any contract to which the Company is a party or otherwise bound. The issuance and sale of the Shares hereunder will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

                 3.4. Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement shall be validly issued, fully paid and non-assessable, and shall not be subject to preemptive rights or other similar rights of any other Person.

                 3.5. No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation of the transaction contemplated hereby will not (i) result in a violation of the Company's certificate of incorporation or bylaws; (ii) conflict with, constitute a default under or give to others any rights of termination, cancellation or amendment or acceleration of, any material agreement, indenture or instrument to which the Company is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company, except to the extent that such violation would not have a Material Adverse Effect.

                 3.6. SEC Documents; Financial Statements. The Company has filed all documents required to be filed by it prior to the date hereof with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act") (the "SEC Documents"). As of the respective dates of filing, each SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. None of the SEC Documents, as of the date filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the statements made in any of the SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the unaudited financial statements of the Company or the notes thereto included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 filed with the SEC on May 11, 2005, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses
(i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                 3.7. Litigation. There are no actions, suits, arbitrations or proceedings, including any governmental proceeding, pending, or to the knowledge of the Company, threatened, against, relating to or affecting the Company, except as would not have a Material Adverse Effect.

                 3.8. Absence of Certain Changes. Since December 31, 2004, there has been no change or development in the business, properties, operations, financial condition or results of operations of the Company which could have a Material Adverse Effect, except as disclosed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the Quarterly Report on form 10-Q for the fiscal quarter ended March 31, 2005.

                 3.9. Brokers or Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                 3.10. Solicitation; Other Issuances of Securities. Neither the Company nor the Affiliates, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security that would require registration of the Shares under the Securities Act, or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares to Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, nor will the Company or the Affiliates take any action or steps that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of Purchaser in Section 4 hereof, the offer and sale of the Shares by the Company to Purchaser pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

         Section 4. Representations and Warranties of Purchaser.

         Purchaser hereby represents and warrants to the Company as of the Closing Date as follows:

                 4.1. Organization. Purchaser is an entity duly organized and validly existing in good standing under the laws of its jurisdiction of organization.

                 4.2. Authority, Enforcement and Validity. Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement and same constitutes the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                 4.3. Sufficient Funds. Purchaser will at the Closing have sufficient immediately available funds in cash to pay the Purchase Price.

                 4.4. Investment Experience. Purchaser is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares.

                 4.5. Investment Intent and Limitation On Dispositions. The Purchaser is acquiring the Shares for its own account for investment only and has no intention of selling or distributing any of the Shares or any arrangement or understanding with any other person or entity regarding the sale or distribution of the Shares except pursuant to a registration, or an exemption from registration, under the Securities Act.

                 4.6. Information and Risk.

                 (a) The Purchaser has requested, received, reviewed and considered all information the Purchaser deems relevant in making an informed decision to purchase the Shares. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management and also had an opportunity to ask questions of officers of the Company that were answered to Purchaser's satisfaction, provided that such inquiries do not impair the rights of Purchaser to rely on the representations and warranties of the Company as set forth in Section 3.

                 (b) Purchaser acknowledges that it is aware of the pending discussions between (i) the Company and OptiCare Health Systems, Inc. ("OptiCare"), a public company listed on the American Stock Exchange and (ii) the Company and U.S. Vision, Inc. ("USV"), a privately held company. The Company, OptiCare and USV are all controlled by Palisade Concentrated Equity Partnership, L.P. which beneficially owns approximately 90% of the Company's outstanding common stock, 88% of USV's outstanding common stock and 84% of OptiCare's outstanding Common stock (on a fully diluted basis). In both instances, the terms of acquisition have not been established and the Board of Directors of the Company has formed a special committee to consider, evaluate and negotiate such terms and to make a recommendation to it. Purchaser recognizes that there can be no assurance that the Company will come to acceptable terms with OptiCare and/or USV or, if it does come to terms, that these will prove to be beneficial acquisitions for the Company.

                 (c) Purchaser recognizes that an investment in the Shares involves a high degree of risk, including a risk of total loss of Purchaser's investment. Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in the Shares.

                 (d) Purchaser has, in connection with Purchaser's decision to purchase Shares, not relied upon any representations or other information (whether oral or written) with respect to the Company other than as set forth in Section 3 hereof, and Purchaser has, with respect to all matters relating to this Agreement and the sale of the Shares, relied solely upon the advice of Purchaser's own counsel and has not relied upon or consulted counsel to the Company.

                 4.7. Disclosures to the Company. Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws.

                 4.8. Brokers or Finders. No broker, investment banker, financial advisor or other person or entity is entitled to any broker's, finder's, financial advisor's or other similar fee or commission from the Company in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.

         Section 5. Compliance with the Securities Act.

                 5.1. Restrictions on Transferability. Purchaser agrees that it will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or Blue Sky laws, except pursuant to the requirements of the Securities Act, including Rule 144 ("Rule 144") promulgated thereunder (in which case Purchaser will provide the Company with reasonable evidence of its compliance therewith), or pursuant to a written opinion of legal counsel reasonably satisfactory to the Company and addressed to the Company to the effect that registration is not required in connection with the proposed transfer; whereupon the holder of such Shares shall be entitled to transfer such securities. Each certificate evidencing the Shares transferred as above provided shall bear the restrictive legend required by Section 6 hereof. Purchaser shall cause any proposed transferee of the Shares held by it to agree to take and hold such Shares subject to the provisions and upon the conditions specified in this Section 5 if and to the extent that such Shares continue to be restricted securities in the hands of the transferee.

                 5.2. Termination of Conditions and Obligations. The conditions precedent imposed by Section 5.1 above regarding the transferability of the Shares shall not apply as to any particular number of the Shares covered by an effective registration statement with respect to such Shares and shall cease and terminate upon the date on which Purchaser is eligible to sell such Shares then held by Purchaser without registration by reason of Rule 144 or any other rule of similar effect.

         Section 6. Legend.

                 (a) Purchaser understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with a legend in the form set forth below, and Purchaser covenants that Purchaser will not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate and understands that the Company will refuse to register a transfer of any of the Shares unless the conditions specified in the following legend is satisfied:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. EXCEPT AS SPECIFIED IN THIS LEGEND, SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, SUBJECT TO DELIVERY OF A WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER."

                 (b) Such certificates shall not contain any legend (i) following any sale of any such Shares that are sold pursuant to an effective registration statement or Rule 144, or (ii) if such Shares are eligible for sale under Rule 144. At such time as a legend is no longer required for certain Shares, the Company shall promptly following the delivery by a Purchaser to the Company or the Company's transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends.

         Section 7. Notices.

                 7.1. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be addressed as follows:

                  If to Purchaser, to:

                  Cole Limited, Inc.
                  5055 Bristol Court
                  Lyndhurst, OH  44124
                  Attention: Jeffrey A. Cole, President
                  Facsimile:  (216) 691-4667

                  - with a copy to -

                  Jeffrey A. Cole
                  211 Esplanade Way
                  Palm Beach, FL   33480
                  Facsimile:  (561) 841-2671


                  If to the Company, to:

                  REFAC
                  One Bridge Plaza
                  Suite 550
                  Fort Lee, NJ 07024
                  Attention: President
                  Facsimile: (201) 585-2020

                  - with a copy to -

                  Stephen M. Banker, Esq.
                  Skadden, Arps, Meagher, Slate & Flom LLP
                  Four Times Square
                  New York, NY 10036
                  Facsimile: (917) 777-2761

or at such other address as the parties each may specify by written notice to the other.

                 7.2. Each such notice, request, consent and other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered if delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

         Section 8. Miscellaneous.

                 8.1. Amendments. Any term of this Agreement may be amended only with the written consent of the Company and Purchaser.

                 8.2. Headings. The headings of the various sections of this Agreement are for convenience of reference only and shall not be deemed to be part of this Agreement.

                 8.3. Severability. In the event that any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                 8.4. Governing Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof, and the federal law of the United States of America. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of New York with respect to the interpretation of this Agreement or for the purposes of any action arising out of or related to this Agreement.

                 8.5. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original, and both of which together shall constitute one and the same instrument. In the event that any signature is delivered via e-mail or facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such digital or facsimile signature page were an original hereof.

                 8.6. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings with respect to such matters. Except as specifically set forth herein or therein, neither the Company nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

                 8.7. Expenses. Each party hereto shall pay all costs and expenses incurred by it in connection with the execution, delivery and performance of this Agreement, including, but not limited to, fees of legal counsel.

                 8.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

                 8.9. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.

                                            REFAC



                                            By: /s/ Robert L. Tuchman
                                               ---------------------------------
                                               Name:  Robert L. Tuchman
                                               Title: Chief Executive Officer



                                            COLE LIMITED, INC.



                                            By: /s/ Jeffrey A. Cole
                                               ---------------------------------
                                               Name:  Jeffrey A. Cole
                                               Title: Chief Executive Officer